Exhibit (n)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 26, 2019, relating to the financial statements and financial highlights, which appears in Ellsworth Growth and Income Fund Ltd.’s Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

November 20, 2020